    As filed with the Securities and Exchange Commission on February 9, 2001

                                                 Registration No. 333- _________

                       SECURITIES AND EXCHANGE COMMISSION

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            MRV COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


        Delaware                                    3577/3674                             06-1340090
(State or Other Jurisdiction of             (Primary Standard Industrial                (I.R.S. Employer
Incorporation or Organization)               Classification Code Number)               Identification No.)

                              20415 Nordhoff Street
                          Chatsworth, California 91311
                                 (818) 773-0900
                              (818) 773-0906 (Fax)
                    (Address of Principal Executive Offices)

               2000 MRV COMMUNICATIONS, INC. STOCK OPTION PLAN FOR
                       EMPLOYEES OF QUANTUM OPTECH, INC.
                            (Full Title of the Plan)

                                   Noam Lotan
                      President and Chief Executive Officer
                              20415 Nordhoff Street
                          Chatsworth, California 91311
                                 (818) 773-0900
                              (818) 773-0906 (Fax)
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               Mark A. Klein, Esq.
                           Kirkpatrick & Lockhart LLP
                     10100 Santa Monica Blvd., Seventh Floor
                              Los Angeles, CA 90067
                            Telephone: (310) 552-5000
                            Facsimile: (310) 552-5001

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                             Proposed            Proposed
                                                             Maximum             Maximum
                                                             Offering            Aggregate         Amount of
Title of Securities to be            Amount to be           Price per            Offering         Registration
         Registered                   Registered             Share(1)            Price(1)             Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.0017 par value      157,249 shares            $3.00              $471,747           $117.94
---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 31, 2000 as amended by its Form 10-K/A filed with the SEC on July 19, 2000;

     (b) Registrant's Quarterly Report for the quarter ended March 31, 2000 filed with the SEC on May 15, 2000, as amended by its Form 10-Q/A filed with SEC on July 19, 2000, Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the SEC on August 14, 2000 on Form 10-Q for the quarter ended June 30,2000 filed with the SEC on August 14, 2000 and Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed with the SEC on November 14, 2000;

     (c) Registrant's Current Reports on Form 8-K filed with the SEC on May 3, 2000, May 9, 2000 (as amended by its Form 8-K/A filed with the SEC on July 7, 2000), July 27, 2000 (as amended by its Form 8-K/A filed with the SEC on September 22, 2000 and by its Form 8-K/A filed with the SEC on October 5, 2000), August 4, 2000 and October 16, 2000;

     (d)  MRV's Definitive Proxy Statement filed with the SEC on November 8,
          2000;

     (e) The description of the Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on June 8, 1992, as amended by its Form 8-A/A filed with the Commission on February 24, 1994, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article 8 of the Registrant's Certificate of Incorporation and Article IX of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Numbers
-------
4.1 2000 MRV Communications, Inc. Stock Option Plan for Employees of Quantum Optech, Inc.

4.2 Form of Stock Option Agreement for the 2000 MRV Communications, Inc. Stock Option Plan for Employees of Quantum Optech, Inc.

5 Opinion of Kirkpatrick & Lockhart LLP as to the validity of the securities being registered.

23.1    Consent of Arthur Andersen LLP, Los Angeles.

23.2    Consent of Arthur Andersen LLP, San Diego.

23.3    Consent of T N Soong & Co.

23.4    Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5).


ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on this 9th day of February, 2001.


                                           MRV COMMUNICATIONS, INC.



                                           By: /s/ NOAM LOTAN
                                               ---------------------
                                           Noam Lotan, President and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes an appoints Noam Lotan, Shlomo Margalit and Edmund Glazer, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Names                                 Title                                               Date
-----                                 -----                                               ----

/s/ NOAM LOTAN                        President, Chief Executive Officer (Principal     February 9, 2001
-------------------                   Executive Officer), and a Director
    Noam Lotan

/s/ SHLOMO MARGALIT                   Chairman of the Board, Chief Technical            February 9, 2001
-------------------                   Officer, Secretary, and a Director
   Shlomo Margalit


/s/ EDMUND GLAZER                     Vice President of Finance and                     February 9, 2001
-------------------                   Administration, Chief Financial Officer
    Edmund Glazer                     (Principal Financial and Accounting Officer)


/s/ IGAL SHIDLOVSKY                   Director                                          February 9, 2001
-------------------
    Igal Shidlovsky

/s/ GUENTER JAENSCH                   Director                                          February 9, 2001
-------------------
    Guenter Jaensch

/s/ DANIEL TSUI                       Director                                          February 9, 2001
------------------
    Daniel Tsui

/s/ BARUCH FISCHER                    Director                                          February 9, 2001
------------------
    Baruch Fischer
